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                                                                   EXHIBIT 10.17

                                ACLARA - PACKARD

                             COLLABORATION AGREEMENT

        THIS AGREEMENT ("Agreement") dated as of the 21st day of February, 2000, between PACKARD BIOSCIENCE COMPANY, 800 Research Parkway, Meriden, CT 06540 (hereinafter "PACKARD") and ACLARA BIOSCIENCES, INC., 1288 Pear Avenue, Mountain View, CA 94043 (hereinafter "ACLARA").

        WHEREAS, PACKARD has certain skills, know-how and intellectual property for products related to, reagents for homogeneous biochemical and cell-based assays, automated fluid handling devices (including piezo electric dispensers), plate tracking and stacking devices, detectors for measuring biological reactions, software and the capability for the marketing, sales and support of such products;

        WHEREAS, ACLARA has certain skills, know-how and intellectual property for products related to microfluidic analytic devices, dispensers and reagents for use in such chips and the capability for the manufacture of such products;

        WHEREAS, the parties to this Agreement desire to enter into a collaboration for the development and distribution of systems employing instruments, microfluidic analytic devices and reagents for use in drug screening and life sciences research and allied purposes; and

        WHEREAS, both parties recognize that each has rights to pre-existing intellectual properties which may, directly or indirectly, contribute to the commercialization of such systems and understand that in the process of developing the systems contemplated by their collaboration, both parties will reveal to each other relevant proprietary information that existed prior to the effective date and during the term of the collaboration under appropriate confidentiality and nondisclosure provisions;

        NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, the parties agree as follows:

1.      DEFINITIONS

     1.1. "Affiliates" means any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a Party to this Agreement, as the case may be, to the extent of at least fifty percent of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity.

     1.2. "Assay Reagents" means biochemical reagents and detection reagents capable of performing Homogeneous Assays in Oasis LabCard chips.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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1.3.    "Confidential Information" will include confidential knowledge, know-how, practices, processes, equipment or information which (1) is obtained from the other Party or generated by a Party during the course of a Program and (2) is related thereto and (3) except for generated information, is identified or should reasonably be assumed by the recipient at the time of disclosure to be confidential and, in the case of disclosures in non-written form, is identified in writing within thirty days as confidential. Notwithstanding the above, Confidential Information will not include, and nothing will in any way restrict the rights of either ACLARA or PACKARD to use, disclose or otherwise deal with, any information which:

        1.3.1. can be demonstrated to have been in the public domain as of the Effective Date or comes into the public domain during the term of this Agreement through no act of the recipient; or

        1.3.2. can be demonstrated to have been independently known to the recipient prior to the receipt thereof by documents in the possession of recipient at the time of the disclosure; or

        1.3.3. can be demonstrated to have been rightfully received by the recipient from a third party who did not require the recipient to hold it in confidence or limit its use and who did not acquire it, directly or indirectly, from the other Party to this Agreement under a continuing obligation of confidentiality; or

        1.3.4. will be required for disclosure to any governmental regulatory agencies pursuant to approval for use; or

        1.3.5. is independently conceived, invented or acquired by researchers of the recipient who have not been personally exposed to the information provided to the recipient hereunder.



1.4. "Commercialization Phase" with respect to a System or Component thereof, shall mean the period of time beginning with the date that PACKARD makes such System or Component generally available for commercial sale to third parties (other than for testing purposes) and ending with the termination of the commercial life of such System or Component as determined by the JSC.

1.5. "Component" shall mean any of Instruments, Assay Reagents or Oasis LabCard chips intended for use in a System.

1.6. "Development Phase" with respect to a System or Component thereof, shall mean the period of time beginning with the date that the JSC approves a Workplan for


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        the development of such System or Component thereof and ending with the beginning of the Commercialization Phase therefor.

1.7.    "Effective Date" is February 21, 2000.

1.8. "Field" shall mean any application of an Oasis LabCard chip in performing Homogeneous Assays [ * ].

1.9. "Homogeneous Assay" shall mean any assay technology that does not use a separation step [ * ].

1.10. "Instruments" shall mean (i) automated fluid handling devices, plate tracking devices and stacking devices useful in the Field and that are sold in conjunction with one or more detectors sold by PACKARD to be used primarily in combination with Oasis LabCard chips, and any computer programs associated therewith or other devices connected by PACKARD thereto, (ii) detectors sold by PACKARD to be used primarily in combination with Oasis LabCard chips and useful in the Field and any computer programs associated therewith, and (iii) [ * ].

1.11. "Intellectual Property" shall mean all technical know-how in the Field owned or controlled by either Party, whether patentable or not, patent applications and patents, copyrights, and trade secrets relating to Instruments, Oasis LabCard chips, and Assay Reagents.

1.12. "Intellectual Property Rights" shall mean all rights derived from Intellectual Property worldwide arising under statutory or common law, and whether or not perfected, including, without limitation, all (1) patents, patent applications and patent rights; (2) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, mask works, mask work applications, mask work registrations; (3) rights relating to the protection of trade secrets and confidential information; (4) any right analogous to those set forth in this definition and any other proprietary rights relating to intangible property, including trade dress; and (5) divisions, continuations, renewals, reissues, continuing prosecution, and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

1.13. "Joint Intellectual Property" shall mean Intellectual Property jointly developed by PACKARD and ACLARA under a Program.

1.14. "JSC" shall mean the Joint Steering Committee, which will be composed of equal numbers of members from both PACKARD and ACLARA, not to exceed a total of eight, which members may be changed from time to time by the Party whom they represent, and to be chaired by the Project Leaders for the Parties.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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1.15.   "LOCI" shall mean the technology owned or licensed by PACKARD relating to luminescent oxygen channeling assays and described in U.S. Patent application Serial No. 704,569, filed May 22, 1991 and U.S. Patent application Serial No. 718,490 filed June 20, 1991.

1.16. "Oasis LabCard chips" shall mean any microfluidic analytical device that has [ * ] small reaction vessels [ * ].

1.17. "Net Sales" shall mean (1) with respect to sales by a Party, or an Affiliate of a Party, to non-affiliated third party purchasers, [ * ], less: quantity discounts granted at the time of invoice, amounts refunded for faulty or defective product, taxes (except income taxes), tariffs, duties and similar governmental charges paid, (2) with respect to sales by a Party made to any Affiliate or to any person, firm or corporation enjoying a special course of dealing with a Party, the Net Sales will be determined based on 95% of the first resale in a bona fide arms-length transaction of the affected System or Component by such Affiliate, person, firm or corporation to third parties, and (3) with respect to Systems, or individual Components of Systems that are actually used to process or measure samples in Oasis LabCard chips and are used by a Party, or an Affiliate of a Party, to supply services or information to a third party for commercial purposes, or are otherwise disposed of, excluding demonstration or other marketing activities performed for no or de minimis compensation, the Net Sales shall be determined as if such System, Instrument or Assay Reagent had been sold at the average Net Sales for such System or Component actually sold to non-affiliated third parties during the past one hundred and twenty
        (120) days. [ * ].

1.18. "Party" shall mean ACLARA or PACKARD, and when used in the plural, shall mean both ACLARA and PACKARD.

1.19. "Program" with respect to each System, and each Component thereof developed or to be developed under a Workplan, shall mean the Development Phase and Commercialization Phase.

1.20. "Project Leader" shall mean someone who will dedicate at least fifty percent (50%) of his/her time to the Programs. One Project Leader will be designated from each Party. The Project Leaders will have primary responsibility for the completion of each Workplan, which shall govern the development and commercialization of the Systems. The Project Leaders may be changed from time to time, at the sole discretion of each Party, provided that, when feasible, reasonable advanced notice is given to the other Party.

1.21. "Prototype" shall mean a development stage System meeting all or most of the specifications set forth in the applicable Workplan, however, not in a format useful for general sale and commercial distribution.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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1.22.   "Residual Net Sales" shall mean, with respect to Oasis LabCard chips,
        Net Sales minus the Transfer Price.

1.23. "System" shall mean a combination of Instruments, Assay Reagents and Oasis LabCard chips that are developed in a Program or introduced by either Party into a Program and useful in the Field.

1.24. "Third Party Instrumentation" shall mean (i) automated fluid handling devices, plate tracking devices and stacking devices developed and sold by a third party and capable of being used in combination with Oasis LabCard chips for use in the Field, and (ii) detectors developed and sold by a third party and capable of being used in combination with Oasis LabCard chips for use in the Field

1.25. "Transfer Price" shall mean [ * ] of fully-loaded manufacturing costs (including royalty or license payments owed to third-parties), determined in accordance with GAAP.

1.26. "Workplan" shall mean a definitive plan to develop and commercialize Systems and Components, and includes design specifications, timelines, milestones, budgets, marketing strategy and estimated time to commercialization. Each Workplan will set forth the activities to be performed by each of the parties during the Development Phase and the Commercialization Phase, indicating when a System will have completed the Development Phase and will be moved to the Commercialization Phase. Each Workplan will be agreed to and signed by both parties.

2.      PROGRAMS, PURPOSES AND EXCLUSIVITY

    2.1 Strategic Intent. The objective of the relationship between PACKARD and ACLARA is to coordinate the development and marketing of one or more Systems, as the Parties may agree, from time to time, as set forth in a Workplan. Each System will be developed using a combination of PACKARD's Instruments and Assay Reagents and ACLARA's Oasis LabCard chips. PACKARD will use commercially reasonable efforts to adapt its existing Instruments (including dispensers, detectors and software) and Assay Reagents, including LOCI and other available Assay Reagents, for use with Oasis LabCard chips. ACLARA will use commercially reasonable efforts to adapt and develop Oasis LabCard chips for use in combination with PACKARD's Instruments and PACKARD's Assay Reagents, including LOCI and other available Assay Reagents. As part of the collaborative effort, PACKARD and ACLARA will jointly evaluate Third Party Instrumentation for use in the Field in combination with Oasis LabCard chips and PACKARD Assay Reagents, including LOCI and other available Assay Reagents. As part of such evaluation, the Parties will jointly make recommendations to such third parties as to how the Third Party Instrumentation may be modified to accommodate the Oasis LabCard chips and PACKARD Assay Reagents. [ * ].

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        During the Development Phase of each Program, the parties will develop one or more Prototypes and adapt or modify Assay Reagents, with the objective of designing at least one commercializable version of a System. During the Commercialization Phase, the parties will coordinate the marketing, sale and support of each System in the Field.

    2.2 Initial Programs. Within [ * ] of the Effective Date, each of the Parties will designate, in writing, its representatives to the Joint Steering Committee ("JSC") and, the parties shall jointly agree upon a schedule of JSC meetings to be held over the next thirty days after the date of designation of the JSC representatives. Within six weeks of the Effective Date, the Parties will develop and agree upon a Workplan that will define:

        - customer validation, mutually targeted for [ * ]
        - adaptation of LOCI and a maximum of other chemistries in the Field
        - development timelines and milestones
        - the makeup of the Instruments and Oasis LabCard
        - marketing strategy and resource commitments.

        Included in the Workplan will be a best estimate production schedule for the delivery of Oasis LabCard chips and for the evaluation of the Instruments, Assay Reagents and Oasis LabCard chips, which production schedule shall be subject to modification by the JSC. Each Party shall commit the necessary resources and diligently strive to achieve its duties under the Workplan in order to facilitate the first commercial sale of a System to a third party, [ * ]. Each Party will bear the cost of its portion of the Development Phase.

    2.3 Joint Steering Committee. The Development Phase and Commercialization Phase for each Program will be governed by the JSC. The JSC shall consist of at least one senior executive, one business director, and one technical director from each Party. The JSC will meet at least once per calendar quarter, alternating between locations selected by ACLARA and PACKARD, respectively, to oversee activities under each Workplan and other activities under this Agreement. In particular, the JSC will monitor and support collaboration and/or supply relationships existing between ACLARA and PACKARD, review, recommend modifications to, and oversee the implementation of active Workplans, review the commercial feasibility of Systems being developed under a Workplan, discuss new commercial opportunities and develop the objectives and terms for additional Programs between the Parties that may be pursued.

        2.3.1 The JSC shall have the authority to make reasonable alterations or amendments to Workplans, which will be considered final after reduction to writing.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        2.3.2 The JSC shall have the authority to recommend alterations or amendments to this Agreement, which shall not become final until reduced to writing and signed by the authorized representatives of each of the Parties.

        2.3.3 Except as otherwise expressly provided herein, decisions of the JSC will be made by consensus.

        2.3.4 Should disputes arise, the Parties agree to negotiate in good faith to resolve the disputes. Disputes that cannot be resolved by the JSC within a reasonable period shall be submitted to the presidents of the Parties. If agreement is still not reached, prior to seeking any other remedy, the Parties agree to submit disputes to mediation in accordance with Section 11.6 hereof.

        2.3.5 At least once each year following the Effective Date, the JSC will meet specifically to review the terms of this Agreement, and negotiate, in good faith, appropriate amendments that would be equitable for both Parties in light of current circumstances.

   2.4  General Exclusivity.

        2.4.1 Except as otherwise provided in this Agreement, during the term of any Development Phase, Components specifically designed for a System shall not be sold to or further developed for third parties for use in the Field other than in furtherance of this Agreement

        2.4.2 Notwithstanding the foregoing, neither Party shall be prohibited from developing any Component for its own internal research purposes.

   2.5  Field Exclusivity.

        2.5.1 During the term of this Agreement, PACKARD shall have the right to sell, and have sold, all versions of Oasis LabCard chips [ * ] for use with Systems in the Field or for use with Third Party Instrumentation in the Field. So long as PACKARD continues to satisfy the Due Diligence Requirements described below, the foregoing right to sell, and have sold, all versions of Oasis LabCard chips [ * ] for use with Systems in the Field or for use with Third Party Instrumentation in the Field shall be exclusive to PACKARD. For purposes of this Section 2.5.1, PACKARD shall be deemed to have satisfied the "Diligence Requirement" during any period if (1) PACKARD is diligent in promoting, distributing and selling Oasis LabCard chips, and (2) PACKARD is demonstrably committed to selling Oasis LabCard chips for use with Third Party Instrumentation as well as for use with Instruments manufactured by PACKARD. During the [ * ] period following the first commercial sale of a System to a third party, diligence shall be determined based on actual sales, reasonable penetration into the Homogenous Assay market for the Field, and the number of and volume

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        employed by pharmaceutical and biotechnology companies for the Field.
        Thereafter, for each subsequent twelve (12) month period, diligence will be determined based on PACKARD's demonstrated ability to generate Net Sales for Oasis LabCard chips equal to [ * ] of the Net Sales of Oasis LabCard chips generated during the previous twelve (12) month period; provided, however, the JSC will meet annually to discuss, in good faith, whether the [ * ] target is reasonable in light of market conditions and other circumstances and, prior to converting PACKARD's exclusive right into a non-exclusive right in accordance with the foregoing, ACLARA shall give PACKARD sixty (60) days prior written notice of its intentions, and will give PACKARD reasonable opportunity to present arguments as to why PACKARD's right should remain exclusive.

        2.5.2 ACLARA shall be the sole supplier to PACKARD of Oasis LabCard chips, and [ * ] shall have the right to copromote the Oasis LabCard chips.

        2.5.3  [ * ].

        2.5.4 If during the exclusive period as provided in Paragraph 2.5.1, ACLARA elects to develop an Oasis LabCard chip [ * ], ACLARA shall offer to enter into an agreement with PACKARD for the development and distribution of such Oasis LabCard chips and compatible Instruments [ * ].

3.      DEVELOPMENT PHASE

    3.1 Term of Development Phase. Unless terminated earlier in accordance with
    Section 3.6 of this Agreement, the Development Phase for each Program shall commence upon the execution and delivery of a Workplan by the JSC describing the System and Components thereof to be developed and commercialized, and shall end upon the date that PACKARD first makes such System generally available for commercial sale to third parties (other than for testing purposes).

    3.2 Access. During the Development Phase of any Program, without the prior written consent of the other Party, neither Party shall permit any third party to have access to the subject System or any Components, except in furtherance of this Agreement.

    3.3 Party Responsibilities. Each of the parties will be given primary responsibility as to Components of the Systems, as specifically set forth in a Workplan. Generally,

        3.3.1 PACKARD will be responsible for the development of Instruments, assembly of Prototypes, and providing Prototypes and Assay Reagents to ACLARA.

        3.3.2 ACLARA will be responsible for development of Oasis LabCard chips and providing Oasis LabCard chips to PACKARD. [ * ].

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        3.3.3 Detailed written information regarding modifications by either
        Party to Systems being developed or to their individual Components will be transmitted to the other Party no later than the next JSC meeting.

    3.4 Manufacturing Rights.

        3.4.1 During the Development Phase for each Program, ACLARA shall use commercially reasonable efforts to manufacture (or have manufactured) and supply all Oasis LabCard chips and [ * ] used in any Prototype in accordance with the applicable Workplan. Any changes to the Oasis LabCard chips used in the System will be communicated promptly to PACKARD, but not later than the next JSC meeting. ACLARA shall use commercially reasonable efforts to support PACKARD's development efforts.

        3.4.2 During the Development Phase for each Program, PACKARD shall use commercially reasonable efforts to manufacture (or have manufactured) and supply all Prototypes [ * ] and Assay Reagents used in any Prototype. Information relating to any modifications to Prototypes by either Party will be communicated promptly to the other Party, but not later than the next JSC meeting.

        3.4.3 The Parties recognize the importance of achieving the milestones set forth in each Workplan and delivering Prototypes, and Assay Reagents, as required under a Workplan. [ * ].

        3.4.4 During the Development Phase for each Program, the Parties will each have access to Prototypes and Assay Reagents. ACLARA will have the right to have the most recent Prototypes developed by PACKARD at its location. ACLARA will reimburse PACKARD for direct manufacturing and transportation costs associated with producing such Prototypes, including the cost of purchasing Components and assembly, as determined in accordance with generally accepted accounting principles ("GAAP"). PACKARD will have the right to have reasonable quantities of Prototypes developed by ACLARA (i.e. Oasis LabCard chips and [ * ]) at its location to test, modify and use Prototypes. PACKARD will reimburse ACLARA for direct manufacturing and transportation costs associated with producing such Prototype Oasis LabCard chips and [ * ], as determined in accordance with GAAP. Each Party will reimburse the other Party for the direct manufacturing and transportation costs, including the cost of purchasing Components, and royalty or license payments, of Assay Reagents received from the other Party, as determined in accordance with GAAP.

        3.4.5 Both Parties will allow the other access to any Prototype or Oasis LabCard chip, especially for the purpose of examining modifications thereto. Both Parties will make reasonable efforts to explain the purpose of any modification and the benefit so achieved. Significant modifications should be documented and

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        communicated promptly in writing to the other Party, but not later than the next meeting of the JSC.

   3.5  Intellectual Property.

        3.5.1 Each of the parties will operate during the Development Phase for each Program under a royalty-free, non-assignable license from the other Party under the other Party's Intellectual Property Rights to the extent reasonably necessary to satisfy its obligations under this Agreement. The following are the Intellectual Property Rights of the Parties during the Development Phase.

           3.5.1.1 For the duration of the Development Phase for each Program, each Party is granted a license under the Intellectual Property Rights of the other Party to use Systems and Components to the extent reasonably necessary to satisfy its obligations under this Agreement.

           3.5.1.2 All Joint Intellectual Property specifically relating to Oasis LabCard chips or [ * ] shall be the property of ACLARA and in the event that an employee or consultant of PACKARD is an inventor, PACKARD will have such inventor assign his/her rights to ACLARA and cooperate with ACLARA in ACLARA perfecting its rights to such invention. PACKARD shall have access to such Intellectual Property for purposes of developing and commercializing Systems hereunder.

           3.5.1.3 All Joint Intellectual Property specifically relating to Instruments [ * ], up to the interface with the Oasis LabCard, and Assay Reagents owned or controlled by PACKARD shall be the property of PACKARD and in the event that an employee or consultant of ACLARA is an inventor, ACLARA will have such inventor assign his/her rights to PACKARD and cooperate with PACKARD in PACKARD perfecting its rights to such invention. ACLARA shall have access to such Intellectual Property for purposes of developing Systems hereunder.

           3.5.1.4 All Joint Intellectual Property for improvements at the interface between the Instrument and the Oasis LabCard chip will be jointly and equally owned, with each Party retaining the right to exploit such improvements without the obligation to account to the other.

        3.5.2 The parties will use reasonable efforts to report inventions described above to each other using invention disclosure forms. The Party owning the Intellectual Property shall make reasonable efforts to protect such Intellectual Property at its own expense, reasonably enforce the Intellectual Property Rights obtained and during the Development Phase report to the other Party the progress of such efforts. Jointly owned Intellectual Property shall be subject to the mutual agreement of the parties and at their mutual expense.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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        3.5.3 Nothing contained herein shall be inferred to grant a license to one Party under the Intellectual Property Rights of the other Party, except as explicitly set forth herein.

    3.6 Termination of the Development Phase.

        3.6.1 Breach. In the event of a material breach by either Party during the Development Phase of any Program, the non-breaching Party shall give the breaching Party written notice thereof (a "Notice of Breach"), which notice must state the nature of the breach in reasonable detail and, in the opinion of the non-breaching Party, the action that would cure the breach. So long as a breach described in a Notice of Breach continues, this Agreement may be terminated with respect to such Program by written notice to the breaching Party delivered not earlier than [ * ] days after receipt by the breaching Party of the Notice of Breach. In addition, either Party shall have the right to terminate this Agreement if the other Party has unreasonably failed to meet the design specifications within the timelines as outlined in any Workplan, whether or not such failure is a material breach and the JSC fails to reach a mutually satisfactory solution after good faith negotiation within [ * ] after written notice to the breaching party of such failure, in which case, the terminating Party shall have the rights described in 3.6.3 or 3.6.4, as appropriate, as its sole recourse.

        3.6.2 Termination for Convenience. During the Development Phase of any Program, upon [ * ] prior written notice, either Party may elect, in its sole discretion, to terminate its participation in such Program. A Party may not terminate for convenience during an active Notice of Breach. In the case of Termination for Convenience, the non-terminating Party shall have the rights described in 3.6.3 or 3.6.4, as appropriate, as its sole recourse; provided, however, if the JSC determines, in good faith, that either Party is unable, after a good faith commercially reasonable effort, to fulfill its obligations under this Agreement, the JSC may elect to terminate this Agreement, without regard to Sections 3.6.3 or 3.6.4.

        3.6.3 ACLARA Breach or Termination for Convenience. If termination of the Development Phase of any Program results from a breach or termination for convenience by ACLARA, then:

           3.6.3.1 PACKARD may continue to use Oasis LabCard chips in its possession;

           3.6.3.2 With respect to Oasis LabCard chips [ * ] developed by ACLARA, ACLARA shall, at its sole discretion, either i) supply said Oasis LabCard chips [ * ] to PACKARD at a cost equal to the Transfer Price for such Oasis LabCard chips [ * ], plus an amount equal to [ * ] of Residual Net Sales for

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

           such Oasis LabCard chips [ * ] to end users (with an amount equal to [ * ] of Residual Net Sales retained by PACKARD), payable in accordance with Section 4.5.2 and 4.5.3, and otherwise on terms substantially similar to the Supply Agreement attached as Exhibit A hereto; or, ii) grant to PACKARD and its Affiliates a royalty-bearing license (at a rate of [ * ] on Net Sales of Oasis LabCard chips, payable quarterly) under ACLARA's Intellectual Property and Intellectual Property Rights to make, have made, use, have used, sell and have sold Oasis LabCard chips developed in the Development Phase solely for incorporation into a System developed or proposed to be developed under the affected Program and commercialization of the System.

           3.6.3.3 PACKARD shall have the exclusive right to make or have made (subject to ACLARA's rights under 3.6.3.2), use, have used, sell and have sold the affected System and Components designed specifically for the System for use with Oasis LabCard chips in the Field.

        3.6.4 PACKARD Breach or Termination for Convenience. If termination of the Development Phase of any Program results from a material breach or termination for convenience by PACKARD, then:

           3.6.4.1 ACLARA may continue to use Prototypes in its possession;

           3.6.4.2 With respect to Components of the System developed by PACKARD to be used in a System in the Field, PACKARD shall at its sole discretion, either i) supply said Components of the System at a cost equal to the Transfer Price of said Components (payable net 30 days), plus an amount equal to [ * ] of Residual Net Sales, as the definition of Residual Net Sales would apply to Components (payable quarterly) and otherwise on terms substantially similar to the Supply Agreement attached as Exhibit A hereto; or ii), grant to ACLARA and its Affiliates a royalty-bearing license, under PACKARD's Intellectual Property and Intellectual Property Rights to make, have made, use, have used, sell and have sold such Components developed in the Development Phase solely for incorporation into a System developed or proposed to be developed under the affected Program and commercialization of the System. The royalty rate shall be [ * ] on Net Sales of Components, plus direct royalties to third parties, if any. The combination of all royalties in the preceding sentence shall not exceed a total of [ * ] on Net Sales of Components.

           3.6.4.3 ACLARA shall have the exclusive right to make or have made (subject to PACKARD's rights under 3.6.4.2), use, have used, sell and have sold the affected System and Components designed specifically for the System for use with Oasis LabCard chips in the Field.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

4.      COMMERCIALIZATION PHASE

    4.1 Term of Commercialization Phase. The Commercialization Phase for each Program shall commence on the date that PACKARD first makes the applicable System, or Components therein, contemplated by the Program generally available for commercial sale to third parties (other than for test purposes), and shall continue for the commercial life of any Component included in the System as determined by the JSC.

    4.2 Manufacturing and Sales.

        4.2.1 With respect to the supply, sale and distribution of Oasis LabCard chips for use in the Field, PACKARD and ACLARA shall have the rights described in Section 2.5

        4.2.2 PACKARD shall have the exclusive right to make, have made, use, have used, sell and have sold Instruments [ * ] developed during the Development Phase or introduced into a Program and Assay Reagents, including any mutually agreeable improvements or modifications thereto, and support the Systems and Components.

        4.2.3. PACKARD agrees to buy and ACLARA agrees to supply all of PACKARD's requirements for Oasis LabCard chips for use with Systems in the Field or for use with Third Party Instrumentation in the Field in accordance with the terms of the Supply Agreement attached hereto as Exhibit A and incorporated herein by reference.

4.2.4 If ACLARA is unable to reasonably fulfill PACKARD's requirements forOasis LabCard chips, or if PACKARD is unable to reasonably fulfill its orders for Systems or the Components thereof, then the parties shall negotiate a reasonable royalty-bearing license under Intellectual Property Rights of the Party failing to fulfill its obligation to allow the other Party to fulfill such obligations, such license not to be unreasonably withheld.

    4.3 Revenue sharing.

        Revenue from the transfer of Systems and Components, shall be shared as follows:

        4.3.1 ACLARA will transfer Oasis LabCard chips to PACKARD for marketing and distribution to end-users at a price equal to the Transfer Price for Oasis LabCard chips, plus [ * ] of Residual Net Sales from Oasis LabCard chip sales to end-users.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        4.3.2 In the event that, after the Effective Date, the Parties agree in writing to jointly develop Instruments dedicated for use with Oasis LabCard chips, for such Instruments, ACLARA shall also receive a [ * ] royalty on Net Sales of such Instruments, and the percentage of Residual Net Sales from Oasis LabCard chip sales to end-users as set forth in
        Section 4.4.1.1 will be reduced to [ * ]. If such Instrument, or component thereof, is manufactured by ACLARA, ACLARA will also receive [
        * ] of direct manufacturing costs for such Instruments or component, as determined in accordance with generally accepted accounting principles. In addition, if ACLARA's Intellectual Property covers such Instrument or components, the royalty percentage for ACLARA shall increase from [ * ] to [ * ] on Net Sales of such Instrument or components thereof.

    4.4 Payments

        4.4.1 Currency. All payments shall be made in United States dollars by wire transfer to a bank account designated by ACLARA or PACKARD in full, without deductions of taxes, charges, duties or any other offset. For converting payments due on sales made in currencies other than United States dollars into United States dollars, PACKARD or ACLARA will convert such payments at the closing commercial sell rate of exchange for United States dollars and each currency involved as quoted by Citibank, N.A., or any successor thereto, in New York on the last business day of the relevant period.

        4.4.2 Transfer Price Payments. Following ACLARA's shipment of Oasis LabCard chips to PACKARD, ACLARA shall submit to PACKARD an invoice reflecting the Transfer Price for such Oasis LabCard chips. Within thirty (30) days of receipt of a correct invoice, PACKARD will submit payment for the Transfer Price of Oasis LabCard chips .

        4.4.3  Estimated Residual Net Sales Payments.

           4.4.3.1 For the first eighteen (18) months from the first commercial sale of Oasis LabCard chips by PACKARD to third parties (or such earlier date as PACKARD may elect at its sole discretion), estimated payment for ACLARA's portion of Residual Net Sales shall be made within thirty (30) days from the end of each month based upon an estimate of Oasis LabCard chips shipped in the preceding month, as calculated in Section 4.3.1. and 4.3.2, as applicable.

           4.4.3.2 Thereafter, estimated payments for ACLARA's portion of Residual Net Sales shall be made within thirty (30) days of the end of each month, based on the average monthly sales booked during the preceding six (6) months.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        4.4.4 Actual Residual Net Sales Adjustment Within forty-five (45) days following the end of each fiscal quarter, PACKARD will provide ACLARA with a report of actual Net Sales of Oasis LabCard chips during such quarter. This report shall also document any adjustment of revenue share based on the difference between the estimated Net Sales and actual Net Sales. Any adjusted revenue share due to ACLARA will be due and payable concurrent with the report of actual Net Sales. Any adjusted revenue share due PACKARD will be due and payable within thirty (30) days of the receipt of said report.

        4.4.5 Instrument Royalties Within forty-five (45) days following the end of each fiscal quarter, PACKARD will provide ACLARA with a report of actual Net Sales of Instruments for which a royalty payment is due. The revenue share due to ACLARA will be calculated as set forth in Section
        4.4.1 above and will be due and payable concurrent with the report of actual Net Sales of Instruments.

    4.5  Intellectual Property.

        4.5.1 For the duration of the Commercialization Phase for each Program, each Party is granted a license under the Intellectual Property Rights of the other Party to use Systems and the individual Components incorporated into such Systems to the extent reasonably necessary to exercise its rights and satisfy its obligations under this Agreement.

        4.5.2 For the duration of the Commercialization Phase for each Program, PACKARD is granted a license under the Intellectual Property Rights of ACLARA to the extent reasonably necessary to commercialize the Systems as contemplated above and to manufacture capillary pin dispensers. ACLARA shall provide PACKARD with such assistance as may be necessary and available, including without limitation, supplying ACLARA's technical know-how, solely to permit PACKARD to develop the capability to manufacture and supply [ * ] and effectively commercialize the Systems as contemplated by this Agreement.

5.      PATENT LITIGATION.

    5.1 In the event of the institution of any suit by a third party against ACLARA or PACKARD alleging that the manufacture, use, sale, distribution or marketing of Systems or any component thereof infringes a third party patent, the party sued will promptly notify the other Party in writing. PACKARD shall defend, indemnify and hold harmless ACLARA from and against any and all liability, loss, damages and expenses (including reasonable attorneys' fees) and assume the primary responsibility and expense of defending and paying any judgment or settlement with respect to such claim, except to the extent such claim relates to Oasis LabCard chips [ * ]. ACLARA shall defend, indemnify and hold harmless PACKARD from and against any and all liability, loss, damages and expenses (including attorneys' fees) and assume the primary responsibility and expense of defending and paying any judgment or

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

    settlement with respect such claim to the extent that such claim relates to Oasis LabCard chips [ * ]. The other Party will have the right but not the obligation to defend or participate in the defense of such suit at its own expense. ACLARA and PACKARD will assist one another and cooperate in any such litigation at the other's reasonable request, without expense to the requesting Party. The Party conducting such action will have full control over its conduct, including settlement thereof provided such settlement will not be made without the prior written consent of the other Party if it would adversely affect the rights of the other Party, such consent not to be unreasonably withheld or delayed. The provisions of this Section will survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and each Party's obligations hereunder will apply whether or not such claims are rightfully brought.

    5.2 In the event that ACLARA or PACKARD becomes aware of actual or threatened infringement of a patent coming within Intellectual Property Rights of one of the Parties covering a Component of a System being sold, that Party will promptly notify the other Party in writing. Either owner of a patent coming within such Intellectual Property Rights will have the first right but not the obligation to bring, at its own expense, an infringement action against any such third party. It is understood that a more effective action will result if both Parties agree to financially support such action and the Party bringing the action may solicit financial support from the other Party, such as using funds being received for sales of Systems or Components thereof for such support. If an owner of the patent does not abate such infringement within one-hundred and eighty (180) days of becoming aware of such infringement and such infringement is having a significant effect on the revenues being derived from Systems or any component thereof, then the other Party may bring such action in the name of the owner of the patent, in which case the owner of the paten will cooperate fully in assigning such rights under the patent as are necessary to enable the other Party to commence such an action. The Party conducting such action will have full control over its conduct, including settlement thereof provided such settlement will not be made without the prior written consent of the other Party if it would adversely affect the rights of the other Party, such consent not to be unreasonably withheld or delayed. In any event, ACLARA and PACKARD will assist one another and cooperate in any such litigation at the other's reasonable request without expense to the requesting Party.

    5.3 ACLARA and PACKARD shall have the right to recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any Party. Any excess amount will be shared between PACKARD and ACLARA in an amount related to their anticipated income from the sale of Systems and/or Components that would have been made, but for the infringement.

    5.4 The Parties shall keep one another reasonably informed of the status of their respective activities regarding any such litigation or settlement thereof.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

6.     TRADEMARKS AND NON-PROPRIETARY NAMES.

    6.1 PACKARD, at its expense, will be responsible for the selection, registration and maintenance of all trademarks, which it employs in connection with Systems, except for Oasis LabCard chips, and will own and control such trademarks.

    6.2 PACKARD, at its expense, will be responsible for the selection of non-proprietary names for Systems and Components thereof, except for Oasis LabCard chips, sold by PACKARD.

    6.3 PACKARD shall provide recognition of the use of ACLARA's Oasis LabCard chips for the System by providing such indication on the outside of Instruments and in the packaging of Instruments, such indication to be reasonably acceptable to PACKARD.

    6.4 ACLARA, at its expense, will be responsible for the selection, registration and maintenance of all trademarks that it employs in connection with Oasis LabCard chips, which will be prominently displayed on Oasis LabCard chips sold by PACKARD and will own and control such trademarks. Nothing in this agreement will be construed as a grant of rights, by license or otherwise, to PACKARD to use such trademarks for any purpose other than co-promotion as provided in this Agreement.

7.      DUTIES OF CONFIDENTIALITY.

    7.1 Because ACLARA and PACKARD will be cooperating with each other in this collaboration, and each may reveal Confidential Information to the other in the course of a Program, the Parties agree to use the same degree of care as each uses for information of like importance, but not less than a reasonable degree of care (1) to hold in confidence any Confidential Information disclosed by the other Party hereunder, and (2) not to disclose same to any third party without the express written consent of the other, or, except for purposes of advancing the developing, manufacturing or marketing of Systems or individual Components thereof, or to carry out any litigation concerning the same, provided that each such third party is informed of the confidentiality of such information and that each said third party agrees to be bound to at least the same degree of confidentiality as the Parties are bound under this Agreement. This confidentiality requirement will remain in force for a period of three years following termination of this Agreement.

    7.2 Each of the Parties agrees to assume individual responsibility for the actions and omissions of its respective employees, agents and assigns in conjunction with this research, and to inform same of the responsibilities for confidentiality and disclosure under this Agreement, and to obtain their agreement to be bound in the same manner that the Party is bound.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

    7.3 Nothing herein will be construed as preventing either Party from disclosing any information to an Affiliate of PACKARD or ACLARA or to a sub-licensee, distributor or joint venture or other associated company of either Party for the purpose of developing or commercializing Systems, provided such Affiliate, sub-licensee, distributor or joint venture or other associated company has undertaken a similar obligation of confidentiality in writing with respect to the Confidential Information.

    7.4 All Confidential Information disclosed by one Party to the other will remain the Intellectual Property Rights of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a Party to this Agreement based on the insolvency or bankruptcy of such Party, the bankrupt or insolvent party will promptly notify the court or other tribunal (1) that Confidential Information received from the other Party under this Agreement remains the property of the other Party and (2) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party will, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other Party's Confidential Information and to ensure that the court, other tribunal or appointed master maintains such information in confidence in accordance with the terms of this Agreement.

    7.5 Neither PACKARD nor ACLARA will submit for written or oral publication any manuscript, abstract or the like which includes data or other information generated and provided by the other Party or otherwise developed by either Party in the performance of activities in furtherance of this Agreement without first obtaining the prior written consent of the other Party, which will not be unreasonably withheld, except that the foregoing will not apply to the customary literature which is prepared for marketing and sales purposes.

    7.6 Within seven (7) days following the Effective Date, the Parties will agree on the form and language of a joint press release related to this agreement.

    7.7 For the avoidance of doubt, nothing in this Agreement will be construed as preventing or in any way inhibiting either Party from complying with statutory and regulatory requirements governing the development, manufacture, use and sale or other distribution of products in any manner which it reasonably deems appropriate, including, for example, by disclosing to regulatory authorities Confidential Information or other information received from a Party or third parties. The Parties will take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

8.      REPRESENTATIONS, WARRANTIES AND COVENANTS

    8.1 Each Party represents, warrants and covenants to the other Party that:

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

        8.1.1 it has the corporate power and authority and legal right to enter into this Agreement and to perform its obligations hereunder;

        8.1.2 the execution and delivery of this Agreement and the performance of the transactions contemplated thereby have been duly authorized by all necessary corporate action of such Party;

        8.1.3 the execution and delivery of this Agreement and the performance by such Party of any of its obligations under this Agreement do not and will not (1) conflict with, or constitute a breach or violation of, any other contractual obligation to which it is a Party, any judgment of any court or governmental body applicable to such Party or its properties or, to such Party's knowledge, any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Party or its properties, and (2) with respect to the execution and delivery of the Agreement, require any consent or approval of any governmental authority or other person;

        8.1.4 such Party will to the best of its knowledge without undertaking a special investigation, disclose to the other Party any material adverse proceedings, claims or actions that arise, relating to their technology which would materially interfere with that Party's performance of its obligations under this Agreement; and

        8.1.5 such Party's employees, consultants, advisors, contractors, and other person or persons associated with the performance of this agreement have executed or will execute agreements whereby all right, title and interest in any technology and inventions will be assigned to their respective employers.

9.      INDEMNIFICATION

    9.1 PACKARD Indemnification of ACLARA. PACKARD will defend, indemnify and hold harmless ACLARA, Affiliates of ACLARA, and their respective directors, officers, shareholders in their capacity as shareholders, agents and employees, from and against any and all liability, loss, damages and expenses (including attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against any of them, severally or collectively, by a third party arising out of (1) the untruth, inaccuracy, breach or nonfulfillment of any representation or warranty or any covenant or agreement of PACKARD contained in or made pursuant to this Agreement or (2) the manufacture, distribution, sale or other disposition by or through PACKARD or its Affiliates of Systems or component thereof, except Components manufactured by or through ACLARA or its Affiliates. PACKARD's obligation to defend, indemnify and hold harmless will include claims, demands, costs or judgments, whether for money damages or equitable relief by reason of alleged personal injury to any person or alleged property damage; provided, however, the indemnity will not extend to any claims against an indemnified Party which results (i) from the negligence or willful misconduct of such indemnified Party, or (ii) a claim of patent infringement. PACKARD will have the exclusive right to control the defense of any action which is to be indemnified in whole by PACKARD hereunder, including the right to select counsel acceptable to ACLARA to defend ACLARA and to settle any claim; provided that, without the written consent of ACLARA (which will not be unreasonably withheld or delayed), PACKARD will not agree to settle any claim against ACLARA to the extent such claim has a material adverse effect on ACLARA. The provisions of this Section will survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and PACKARD' s obligations hereunder will apply whether or not such claims are rightfully brought.

    9.2 ACLARA Indemnification of PACKARD. ACLARA will defend, indemnify and hold harmless PACKARD, Affiliates of PACKARD and their respective directors, officers, shareholders in their capacity as shareholders, agents and employees, from and against any and all liability, loss, damages and expenses (including attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against any of them, severally or collectively, by a third party arising out of (l) the untruth, inaccuracy, breach, or nonfulfillment of any representation or warranty or any covenant or agreement of ACLARA contained in or made pursuant to this Agreement or (2) the manufacture by or through ACLARA or its Affiliates of any Oasis LabCard chips or any part thereof or other components of a System. ACLARA's obligation to defend, indemnify and hold harmless will include claims, demands, costs or judgments, whether for money damages or equitable relief by reason of alleged personal injury to any person or alleged property damage; provided, however, the indemnity will not extend to any claims against an indemnified Party which results (i) from the negligence or willful misconduct of such indemnified party, or (ii) a claim of patent infringement, or (iii) where such claims result from a modification of Systems or Components thereof by PACKARD which was not approved by ACLARA. ACLARA will have the exclusive right to control the defense of any action which is to be indemnified in whole by ACLARA hereunder, including the right to select counsel acceptable to PACKARD to defend PACKARD and to settle any claim; provided that, with the written consent of PACKARD (which will not be unreasonably withheld or delayed), ACLARA will not agree to settle any claim against PACKARD to the extent such claim has a material adverse effect on PACKARD. The provisions of this Section will survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and ACLARA's obligations hereunder will apply whether or not such claims are rightfully brought.

    9.3 Notice; Choice of Attorney. A Party that intends to claim indemnification under this Section 9 (the "Indemnitee") will promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor, after it determines that indemnification is required of it, will assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee will have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the defense; or, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceedings. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such Indemnitor of any liability to the Indemnitee under this Section 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 9.

    9.4 Consent Required. The indemnity agreement in this Section 9 will not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent will not be withheld unreasonably.

    9.5 Cooperation. The Indemnitee under this Section 9, its employees and agents, will cooperate fully with the Indemnitor and its legal representatives in the investigations of any action, claim or liability covered by this indemnification. In the event that each Party claims indemnity from the other and one Party is finally held liable to indemnify the other, the Indemnitor will additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

10.     TERM AND TERMINATION

    10.1 Term. This Agreement will commence on the Effective Date and will remain in full force until [ * ].

    10.2 Termination. This Agreement may be terminated by mutual written agreement of ACLARA and PACKARD, effective as of the time specified in such written agreement, or as otherwise provided hereunder.

    10.3 Survival of Obligations. Upon any termination of this Agreement, neither Party will be relieved of any obligations incurred prior to such termination. Notwithstanding any termination of this Agreement, the obligations of the Parties under Sections 3.5, 3.6, 4, 5, 7, 9, 10.3 as well as under any licenses which are maintained in effect and any other provisions which by their nature are intended to survive any such termination, will survive and continue to be enforceable.

11.     MISCELLANEOUS

    11.1 Force Majeure. If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
    BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

    liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected will, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party will use its reasonable best efforts to avoid or remove such causes of non-performance and will continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties will discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

    11.2 Governing Law. This Agreement will be deemed to have been made in the State of New York and its form, execution, validity, construction and effect will be determined in accordance with the laws of the State of New York.

    11.3 Separability.

        11.3.1 In the event any portion of this Agreement will be held illegal, void or ineffective, the remaining portions hereof will be interpreted to maintain the intent of the Parties.

        11.3.2 If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions will be deemed inoperative to the extent that they may conflict therewith and will be deemed to be modified to conform with such statute or rule of law.

    11.4 Entire Agreement. This Agreement (including Exhibits attached hereto, and Workplans adopted pursuant hereto), and the Supply Agreement constitute the sole agreements between the Parties relating to the subject matter hereof and supersede all previous writings and understandings. It is understood that the Parties will enter into a Supply Agreement, on conventional commercial terms to be agreed upon, incorporating relevant portions of this Agreement. Confidential disclosures made pursuant to previously executed Confidentiality Agreements between ACLARA and PACKARD will remain subject to the terms of those Confidentiality Agreements. No terms or provisions of this Agreement will be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

    11.5 Assignment. This Agreement and the licenses herein granted will be binding upon and inure to the benefit of the successors in interest of the respective Parties. Neither this Agreement nor any interest hereunder will be assignable by either Party without the written consent of the other provided, however, that PACKARD or ACLARA may assign this Agreement or any of its rights or obligations hereunder to any Affiliate or to any third party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other Party, subject to the other Party assuming all liabilities and obligations under the Agreement.

    11.6 Dispute Resolution. If the Parties are unable to resolve by negotiation within forty-five days of the disputing party's written request for dispute resolution (or such other time period expressly set forth in this Agreement), or if the parties failed to meet within twenty (20) days after such notice, the parties shall endeavor to settle the dispute by mediation administered by the American Arbitration Association ("AAA") pursuant to the Commercial Mediation Rules of the AAA the time of submission prior to resorting to any other remedy. Mediation shall be held in either Hartford, Connecticut or Mountain View, California, at the election of the party receiving the request for mediation. Notwithstanding the foregoing, to the extent that any controversy or claim hereunder gives rise to a prayer for injunctive relief, equitable action or specific performance, the aggrieved party shall have the right to commence such an action in any court of competent jurisdiction.

    11.7 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart will be deemed an original instrument, but all such counterparts together will constitute but one agreement. The Parties agree that signatures delivered via facsimile, followed by originals, shall be binding as if they were original signatures.

    11.8 Notices. Any notice required or permitted under this Agreement will be sent by air mail, postage pre-paid, to the following addresses of the
    Parties:

        If to ACLARA:
        ACLARA BioSciences, Inc.
        3906 Trust Way
        Hayward, CA 94545-
        Attn: President

        If to PACKARD:

        PACKARD Bioscience Company
        800 Research Parkway
        Meriden, CT 06450
        Attn: Tod O. White

    11.9 Effect of Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one party to the other Party are, and will irrevocably be deemed to be, "intellectual property" as defined in Section 101(35A) of the Bankruptcy Code. In the event of the commencement of a case by or against either Party under any Chapter of the Bankruptcy Code, this Agreement will be deemed an executory contract and all rights and obligations hereunder will be determined in accordance with Section 365(n) thereof.

        IN WITNESS WHEREOF, the Parties , through their authorized officers, have executed this Agreement as of the date first written above.

ACLARA BIOSCIENCES, INC.                    PACKARD INSTRUMENT COMPANY


By: /s/ JOSEPH M. LIMBER                    By: /s/ STAF VAN CAUTER
   --------------------------                  --------------------------------


Name:   Joseph M. Limber                    Name: Staf van Cauter
     -------------------------------             ------------------------------


Title: President, CEO                       Title: Vice President Business
      ------------------------------               Development
                                                  -----------------------------

            AMENDMENT TO THE ACLARA-PACKARD COLLABORATION AGREEMENT

     The following is an amendment to the ACLARA-PACKARD COLLABORATION AGREEMENT dated February 21, 2000.

     All references to [ * ] are to be deleted from the ACLARA-PACKARD COLLABORATION AGREEMENT. The following is to be added to the ACLARA-PACKARD COLLABORATION AGREEMENT as new Section 2.6

     The JSC will determine the choice of [ * ] to be used in the System, where [ * ] If the JSC determines that the [ * ] is to be the [ * ] of choice, then ACLARA agrees to develop [ * ] for the System. Alternatively, ACLARA may develop [ * ] subsequently. In either event during the exclusive period provided for in section 2.5, ACLARA shall offer to license to PACKARD, on a non-exclusive basis, the right to manufacture, use, sell and have sold such [ * ] for use in combination with a System, subject to commercially reasonable terms and conditions to be negotiated by the Parties in good faith.

ACLARA                                  PACKARD

BY: /s/ JOSEPH M. LIMER                 BY: /s/ STAF VAN CAUTER
    -------------------------------         -------------------------------

TITLE: President, CEO                   TITLE: Vice President Business
                                               Development
       ----------------------------            ----------------------------

DATE: Feb. 21, 2000                     DATE: Feb. 21, 2000
      -----------------------------           -----------------------------


[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
      BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.